Exhibit 99.1

NeOnc Technologies Appoints Ali Alabedin to Its Board of Directors

Appointment strengthens financial governance and supports NeOnc’s clinical development and expansion in Abu Dhabi

CALABASAS, Calif., October 14, 2026 – NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a clinical-stage biopharmaceutical company developing therapies for central nervous system cancers, today announced the appointment of Ali Alabedin to its Board of Directors, effective October 9, 2026. Mr. Alabedin is Head of Islamic Banking Group at First Abu Dhabi Bank (FAB), the UAE’s largest bank and a major Gulf banking institution, with AED 1.41 trillion in total assets as of June 30, 2026.

The appointment brings senior banking and governance expertise to NeOnc’s Board as the Company advances its clinical programs and expands its development activities in Abu Dhabi. The Department of Health – Abu Dhabi has granted IND authorization for NEO212, supporting the Company’s plans for Phase 2 development in the UAE, subject to required ethics approvals and other pre-enrollment conditions.

“Ali’s appointment strengthens our Board as we advance our clinical programs and build our presence in Abu Dhabi,” said Amir Heshmatpour, Executive Chairman, President and Chief Executive Officer of NeOnc. “His experience in financial governance, regulatory engagement and international growth will help guide our next stage of development. We appreciate the Department of Health – Abu Dhabi’s support for our clinical expansion and share a commitment to bringing new treatment options to patients facing devastating brain cancers. I look forward to working with Ali to advance that mission and create long-term value for our shareholders.”

“NeOnc is working to develop treatments for cancers of the brain that remain among the most difficult to treat,” said Mr. Alabedin. “I am honored to join the Board and look forward to contributing my experience in governance and international growth as the Company advances its programs.”

Mr. Alabedin succeeds Dr. Steven L. Giannotta, who has graciously stepped down from the Board and will continue to serve on NeOnc’s Scientific Advisory Board. The Company thanks Dr. Giannotta for his Board service and continued scientific contributions.

About Ali Alabedin

Mr. Alabedin has more than three decades of international banking experience across the Middle East and Asia Pacific. Since 2022, he has served as FAB’s Head of Islamic Banking Group, leading its wholesale, investment, retail and private banking activities and international operations.

Previously, Mr. Alabedin held senior leadership roles at Standard Chartered Bank, ANZ Banking Group and Dubai Islamic Bank, spanning financial institutions, corporate banking, distribution and strategic relationships. He also founded Dubai Islamic Financial Services as Chief Executive Officer and subsequently served as an executive board member.

Mr. Alabedin holds a Master of International Business from the University of Wollongong in Australia and completed the Aspiring Directors Programme at INSEAD.

About NeOnc Technologies Holdings, Inc.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in clinical development. NEO212 has completed Phase 1 dose escalation and is advancing toward Phase 2 development. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s clinical development plans, activities in the United Arab Emirates and anticipated benefits of the Board appointment. These statements reflect current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including risks described in the Company’s filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statement except as required by law.

“NEO100” and “NEO212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Contacts

Company Contact:

info@neonc.com

Investor Contact:

Jon Nugent

Jon Nugent Communications

jon@jonnugent.com

205-566-3026